Exhibit 1

IDENTIFICATION OF RELEVANT SUBSIDIARIES

Drawbridge DSO Securities LLC (“DSO”) directly holds 11,487,146 shares of Common Stock.  Drawbridge Special Opportunities Fund LP (“DBSO Fund LP”) holds a 100% interest in DSO.  Drawbridge Special Opportunities GP LLC (“DBSO GP”) is the general partner of DBSO Fund LP.  Fortress Principal Investment Holdings IV LLC (“Principal Holdings”) is the managing member of DBSO GP.

Drawbridge OSO Securities LLC (“OSO”) directly holds 3,106,550 shares of Common Stock.  Drawbridge Special Opportunities Fund Ltd. (“DBSO Fund Ltd”) holds a 100% interest in OSO.  Drawbridge Special Opportunities Intermediate Fund L.P. (“DBSO Intermediate”) is the 100% owner of DBSO Fund Ltd.  Drawbridge Special Opportunities Offshore GP LLC (“DBSO Offshore GP”) is the general partner of DBSO Intermediate.  Drawbridge Special Opportunities Advisors LLC (“DBSO Advisors”) is the investment advisor for each of DBSO Fund LP and DBSO Fund Ltd.

Worden Master Fund LP (“Worden Master”) directly holds 708,511 shares of Common Stock.  Fortress Special Opportunities I GP LLC (“FSO I GP”) is the general partner of Worden Master.

Worden Master Fund II LP (“Worden Master II”) directly holds 35,241 shares of Common Stock.  FSO I GP is the general partner of Worden Master II.  Fortress Special Opportunities Advisors LLC (“FSO Advisors”) is the investment advisor for each of Worden Master and Worden Master II.

Fortress Partners Securities LLC (“FPS LLC”) directly holds 2,214,000 shares of Common Stock.  Fortress Partners Fund L.P. (“FPF L.P.”) holds a 100% interest in FPS LLC.  Fortress Partners GP LLC (“FP GP LLC”) is the general partner of FPF L.P.  Principal Holdings is the managing member of FP GP LLC.

Fortress Partners Offshore Securities LLC (“FPOS LLC”) directly holds 2,468,399 shares of Common Stock.  Fortress Partners Master Fund L.P. (“FPMF L.P.”) holds a 100% interest in FPOS LLC.  Fortress Partners Offshore Master GP LLC (“FPOM GP LLC”) is the general partner of FPMF L.P.  Fortress Partners Advisors LLC (“FP Advisors”) is the investment advisor for each of FPF L.P. and FPMF L.P.

Fortress Macro Master Fund L.P. (“FMMF L.P.”) directly holds 839,500 shares of Common Stock.  Drawbridge Global Macro Master Fund Ltd (“DGMMF”), Drawbridge Global Macro Intermediate Fund L.P. (“DGMIF”), Fortress Macro Fund Ltd (“Corp Feeder”), Fortress Macro Onshore Fund LP (“Onshore Feeder”) and Fortress Macro Offshore Fund L.P. (“Offshore Feeder”) hold in aggregate a 100% interest in FMMF.  Fortress Macro Master GP LLC (“FM GP LLC”) is the general partner of FMMF L.P.  Principal Holdings I LP is the managing member of FM GP LLC.  Fortress Macro Advisors LLC (“FM Advisors”) is the investment advisor of each of the FMMF L.P., Corp Feeder, Onshore Feeder and Offshore Feeder.   Drawbridge Global Macro Advisors LLC (“DGM Advisors”) is the investment advisor for each of DGMMF and DGMIF.
FIG LLC (“FIG”) holds a 100% interest in DBSO Advisors, FSO Advisors, FP Advisors, FM Advisors and DGM Advisors.

Fortress Operating Entity I LP (“FOE I”) is the sole managing member of each of FIG, FSO I GP, DBSO Offshore GP, Principal Holdings and FPOM GP LLC.

FIG Corp. is the general partner of FOE I and Principal Holdings I LP.  FIG Corp. is wholly-owned by Fortress Investment Group LLC.